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                                     Exhibit 10.2

                                   LEASE AGREEMENT

    THIS LEASE AGREEMENT made and entered into this 1st day of August, 1987, by and between SKYVIEW ASSOCIATES, an Illinois limited partnership (hereinafter referred to as "Lessor"), and DON BYBEE and A. KEITH HOLLOWAY (hereinafter referred to as "Lessee").


                                 W I T N E S S E T H:
    WHEREAS, Lessor has entered into a contract to purchase a certain tract of land which is improved with a nursing home facility, located at Twin Falls, Idaho, all as more particularly described in Exhibit "A" attached hereto and made a part hereof (which tract and nursing home facility, together with any other improvements now or hereafter located on the tract and all easements, tenements, hereditaments and appurtenances thereto are hereinafter referred to as the "Demised Premises"); and

    WHEREAS, Lessor has entered into a contract to purchase the furnishings, furniture, equipment and fixtures to be used in or about the Demised Premises (hereinafter collectively referred to as the "Personal Property"); and

    WHEREAS, following the closing of the purchase of the Demised Premises and Personal Property, Lessor desires to lease the Demised Premises and Personal Property to the Lessee and Lessee desires to lease the Demised Premises and Personal Property from Lessor; and

    WHEREAS, the parties hereto have agreed to the terms and conditions of this Lease;

    NOW THEREFORE, it is agreed that the use and occupancy of the Demised Premises, and the use of the Personal Property shall be subject to and in accordance with the terms, conditions and provisions of this Lease.

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                               ARTICLE I - DEFINITIONS

    1.1 The terms defined in this Article shall, for all purposes of this Lease and all agreements supplemental hereto, have the meaning herein specified.

         (a) "Demised Premises" shall mean the real estate described in Exhibit A and all improvements located thereon.

         (b) "Personal Property" shall mean all furniture, fixtures, equipment and supplies located on the Demised Premises.

         (c) "Leased Property" shall mean the Demised Premises and the Personal Property.

         (d) "Lease Year" shall mean a twelve month period commencing on January 1st of each year and ended on December 31st of each year.

         (e) All other terms shall be as defined in other sections of this Lease.

                ARTICLE II - DEMISED PREMISES AND PERSONAL PROPERTY

    2.1 Lessor, for and in consideration of the rents, and covenants and agreements hereinafter reserved, mentioned and contained on the part of the Lessee, its successors and assigns, to be paid, kept and performed, does hereby lease unto Lessee the Demised Premises together with the Personal Property to be used in and upon the Demised Premises for the term hereinafter specified, for use and operation therein and thereon of a skilled and intermediate care nursing home, in full compliance with all the rules and regulations and minimum standards applicable thereto, as prescribed by the State of Idaho and such other governmental authorities having jurisdiction thereof.



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                             ARTICLE III - TERM OF LEASE

    3.1 The term of this Lease shall be for a period of two hundred thirty-three (233) months commencing on August 1, 1987 (said date is hereafter referred to as the "Commencement Date"), and shall expire on the last day of the 233rd month following the Commencement Date, unless sooner terminated as hereinafter provided.
                                  ARTICLE IV - RENT

    4.1 (a) Lessee shall pay to Lessor, or as Lessor shall direct, as fixed annual rental for the Demised Premises and the Personal Property over and above all other and additional payments to be made by Lessee as provided in this Lease the following amounts:

    (i) For the period from August 1, 1987 to December 31, 1987 the sum of $35,000.00 per month, provided however that no rent shall be due for the months of August, 1987 and September, 1987;


    (ii)   For the second Lease Year an annual rent of $468,000.00;

    (iii)  For the third Lease Year an annual rent of $489,360.00

    (iv) For the fourth Lease Year and for each Lease Year thereafter during the balance of the term of the Lease, the annual rental for each Lease Year shall be an amount equal to 102% of the annual rental for the immediately preceding Lease Year.

    (b) In addition to the fixed annual rental set forth in paragraph 4.1(a), Lessee shall assume all obligations with respect to a certain loan from First Security Bank of Twin Falls in the amount of approximately Eighty-Six Thousand Dollars ($86,000.00) relating to the purchase of furniture (the "Furniture Loan") for the Demised Premises. Failure by Lessee to make payments with respect to the Furniture Loan shall constitute a default with respect to the payment of rent.

    4.2 In the event the Commencement Date shall be other than the first day of the month, Lessee shall pay to Lessor a pro


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rata portion of the rent for the month and a pro rata portion of all tax, insurance and other deposits provided for in this Lease. All fixed annual rental payments shall be made in equal monthly installments and shall be paid in advance on the first day of each month (together with all tax and insurance deposits required in this Lease). Unless otherwise notified in writing all checks shall be made payable to Skyview Associates and shall be sent c/o Harvey Angell, 55 W. Monroe, Suite 1690, Chicago, Illinois 60631.

    4.3 This Lease is and shall be deemed and construed to be an absolutely net lease and the rent specified herein shall be net to the Lessor in each year during the term of this Lease. The Lessee shall pay all costs, expenses and obligations of every kind whatsoever relating to the Demised Premises which may arise or become due during the term of this Lease, except for any principal and interest payments relating to any mortgage on the Demised Premises. Lessee does hereby indemnify the Lessor against any and all such costs, expenses and obligations. Lessor shall not be required to provide any service or do any act or thing with respect to the Personal Property or the Demised Premises, including the buildings and improvements thereon and the appurtenances thereto.

                               ARTICLE V - LATE CHARGES


    5.1 If payment of any sums required to be paid or deposited by Lessee to Lessor under this Lease, and payments made by Lessor under any provision hereof for which Lessor is entitled to reimbursement by Lessee, shall become overdue for a period of ten (10) days beyond the date on which they are due and payable as in this Lease provided, a late charge of 3% per month on the sums so overdue shall become immediately due and payable to Lessor as liquidated damages for Lessee's failure to make prompt payment and said late charges shall be payable on the first day of the month


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next succeeding the month during which such late charges become payable.  If non-payment of any late charges shall occur, Lessor shall have, in addition to all other rights and remedies, all the rights and remedies provided for herein and by law in the case of non-payment of Rent. No failure by Lessor to insist upon the strict performance by Lessee of Lessee's obligations to pay late charges shall constitute a waiver by Lessor of its rights to enforce the provisions of this Article in any instance thereafter occurring.

                    ARTICLE VI - PAYMENT OF TAXES AND ASSESSMENTS

    6.1 Lessee will pay or cause to be paid, as provided herein, as Additional Rent, before any fine, penalty, interest or cost may be added thereto for the non-payment thereof, all taxes, assessments, licenses and permit fees, charges for public utilities, and all governmental charges, general and special, ordinary and extraordinary, foreseen and unforeseen, of any kind and nature whatsoever which during the term of this Lease may have been, or may be assessed, levied, confirmed, imposed upon or become due and payable out of or in respect of, or become a lien on the Demised Premises and/or Personal Property or any part thereof (hereinafter collectively referred to as "Taxes and Assessments").

    6.2 Any Taxes and Assessments relating to a fiscal period of any authority, a part of which is included within the term of this Lease and a part of which is included in a period of time before or after the term of this Lease, shall be adjusted pro rata between Lessor and Lessee and each party shall be responsible for its pro rata share of any such Taxes and Assessments.

    6.3 Nothing herein contained shall require Lessee to pay income taxes assessed against Lessor, or capital levy, franchise, estate, succession or inheritance taxes of Lessor.


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    6.4    Lessee shall have the right to contest the amount or validity, in whole or in part, of any Taxes and Assessments by appropriate proceedings diligently conducted in good faith, but only after payment of such Taxes and Assessments, unless such payment would operate as a bar to such contest or interfere materially with the prosecution thereof, in which event, Lessee may postpone or defer such payment only if:

           (1) Neither the Demised Premises nor any part thereof would by reason of such postponement or deferment be in danger of being forfeited or lost, and

           (2) Lessee shall have deposited with Lessor, to be held in trust, cash or securities satisfactory to Lessor in an amount equal to not less than one hundred fifty percent (150%) of the amount of such Taxes and Assessments which at such time shall be actually due and payable, and such additional amounts from time to time as may be necessary to keep on deposit at all times an amount equal to one hundred fifty percent (150%) of such Taxes and Assessments at any time actually due and payable, together with all interest and penalties in connection therewith and all charges that may or might be assessed against or become a charge on the Demised Premises or any part thereof in such proceedings.

    The cash so deposited shall not bear interest and the cash or securities so deposited shall be held by Lessor until the Demised Premises or any part thereof shall have been released and discharged and shall thereupon be returned to the Lessee, less the amount of any loss, cost, damage and reasonable expense that Lessor or a Mortgagee of Lessor may sustain in connection with the Taxes and Assessments so contested.

    6.5 Upon the termination of any such proceedings, Lessee shall pay the amount of such Taxes and Assessments or part thereof as finally determined in such proceedings, the payment of which may have been deferred during the prosecution of such


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proceedings, together with any costs, fees, interest, penalties of other liabilities in connection therewith, and such payment, at Lessee's request, shall be made by Lessor out of the amount deposited with respect to such Taxes and Assessments as aforesaid. In the event such amount is insufficient, then the balance due shall be paid by Lessee.

    6.6 Lessor shall not be required to join in any proceedings referred to in this Article, unless the provisions of any law, rule or regulation at the time in effect shall require that such proceedings be brought by and/or in the name of Lessor, in which event Lessor shall join in such proceedings or permit the same to be brought in its name. Lessor shall not ultimately be subjected to any liability for the payment of any costs or expenses in connection with any such proceedings, and Lessee will indemnify and save harmless Lessor from any such costs and expenses. Lessee shall be entitled to any refund of any real estate taxes and penalties or interest thereon received by Lessor but previously reimbursed in full by Lessee.

    6.7 If any income, profits or revenue tax shall be levied, assessed or imposed upon the income, profits or revenue arising from rents payable hereunder, partially or totally in lieu of or as a substitute for real estate or personal property taxes imposed upon the Demised Premises or Personal Property, then Lessee shall be responsible for the payment of such tax.

                       ARTICLE VII - TAX AND INSURANCE DEPOSITS

    7.1 Lessee shall be required to make deposits for annual real estate taxes and insurance premiums and will make monthly deposits with Lessor, of an amount equal to one-twelfth (1/12) of the annual real estate taxes or such greater amount as may be required by any mortgage and an amount equal to one-twelfth (1/12) of the annual premiums for insurance on the Demised


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Premises and Personal Property.  Said deposits shall be due and payable on the first (1st) day of each month as Additional Rent, shall not bear interest and shall be held by Lessor and/or a mortgagee of the Lessor to pay the real estate taxes and insurance premiums as they become due and payable. If the total of the monthly payments as made under this Article shall be insufficient to pay the real estate taxes and insurance premiums when due, then Lessee shall on demand pay Lessor the amount necessary to make up the deficiency in its pro rata share in the initial year of the term hereof and thereafter shall pay the full deficiency upon demand.

                               ARTICLE VIII - OCCUPANCY

    8.1 During the term of this Lease, the Demised Premises shall be used and occupied by Lessee for and as a skilled care and/or intermediate care nursing home and for no other purpose. Lessee shall at all times maintain in good standing and full force all the licenses issued by the State of Idaho and any other governmental agencies permitting the operation on the Demised Premises of a skilled and/or intermediate care nursing home facility.

    8.2 Lessee will not suffer any act to be done or any condition to exist on the Demised Premises which may be dangerous or which may, in law, constitute a public or private nuisance or which may void or make voidable any insurance then in force on the Demised Premises.

    8.3 Upon termination of this Lease for any reason, Lessee will return to Lessor the Demised Premises qualified and sufficient for licensing by all governmental agencies having jurisdiction over the Demised Premises as a skilled and/or intermediate care nursing home with licenses in full force and good standing. All the Demised Premises, with the improvements located


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thereon and all the Personal Property shall be surrendered in good order, condition and repair.

                                ARTICLE IX - INSURANCE

    9.1 Lessee shall, at its sole cost and expense, during the full term of this Lease, maintain fire and casualty insurance with extended coverage endorsement on the Leased Property with a responsible company or companies approved by Lessor, which approval will not be unreasonably withheld. Such insurance shall, at all times, be maintained (without any co-insurance clause, if possible) in an amount as may be required by any mortgagee of the Demised Premises or, absent such requirement, in an amount sufficient to prevent Lessor and Lessee from becoming co-insurers under applicable provisions of the insurance policies. Such insurance shall at all times be payable to Lessor and Lessee as their interests may appear, and shall contain a loss-payable clause to the holder of any mortgage to which this Lease shall be subject and subordinate, as said mortgagee's interest may appear.

    9.2 Lessee shall also, at Lessee's sole cost and expense, cause to be issued and shall maintain during the entire term of this Lease:

           (1) A public liability policy naming Lessor and Lessee, as insured, and insuring them against claims for bodily injury, or property damage occurring upon, in or about the Demised Premises, or in or upon the adjoining streets, sidewalks, passageways and areas, such insurance to afford protection to the limits of not less than $1,000,000.00 per each occurrence and $1,000,000.00 in the aggregate and an umbrella liability policy of not less than $5,000,000.00 per each occurrence;

           (2) Boiler explosion insurance, in the amount of not less than $100,000.00, under the terms of which Lessor and Lessee will be indemnified, as their interests may appear, against


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any loss or damage which may result from any accident or casualty in connection with any boiler used in the Demised Premises, whereby any person or persons may be injured or killed or property damaged in or about the Demised Premises; and

           (3)     Medical Malpractice insurance in the amount of $500,000.00.

    9.3    All policies of insurance shall provide:

           (1) They are carried in favor of the Lessor, Lessee, and any mortgagee, as their respective interests may appear, and any loss shall be payable as therein provided, notwithstanding any act or negligence of Lessor or Lessee, which might otherwise result in forfeiture of insurance; and

           (2) They shall not be cancelled, terminated, reduced or materially modified without at least twenty (20) days' prior written notice to Lessor.

           (3) A standard mortgagee clause in favor of any mortgagee, and shall contain, if obtainable, a waiver of the insurer's right of subrogation against funds paid under the standard mortgagee endorsement which are to be used to pay the cost of any repairing, rebuilding, restoring or replacing.

    9.4 The originals of all insurance policies required by this Article shall be delivered to Lessor at least five (5) days prior to the Commencement Date.

    9.5 Lessee shall at all times keep in effect business interruption insurance with a loss of rents endorsement naming Lessor as an insured in an amount at least sufficient to cover:

           (1) The aggregate of the cost of all Taxes and Assessments due during the period of the next succeeding twelve (12) months following the occurrence of the business interruption; and


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           (2)     The cost of all insurance premiums for insurance required to be carried by Lessee for such twelve (12) month period; and

           (3) The aggregate of the amount of the monthly rental for the next succeeding twelve (12) month period.

    All proceeds of any business interruption insurance shall be applied, first, to the payment of any and all fixed rental payments for the next succeeding twelve (12) months; second, to the payment of any Taxes and Assessments and insurance deposits required for the next succeeding twelve (12) months; and, thereafter, after all necessary repairing, rebuilding, restoring or replacing has been completed as required by the pertinent Articles of this Lease and the pertinent sections of any mortgage, any remaining balance of such proceeds shall be paid over to the Lessee.

    9.6 In the event the amount of such insurance proceeds exceed Ten Thousand Dollars ($10,000.00), such insurance proceeds as may be paid to Lessee and Lessor shall be deposited with Lessor to be held and disbursed for the repairing, rebuilding, restoring or replacing of the Demised Premises or any portion thereof, or any improvements from time to time situated thereon or therein subject to the pertinent provisions of any mortgage and in accordance with the provisions of this Lease.

           No sums shall be paid by Lessor toward such repairing, rebuilding, restoring or replacing unless it shall be first made to appear to the reasonable satisfaction of Lessor that the amount of money necessary to provide for any such repairing, rebuilding, restoring or replacing (according to any plans or specifications which may be adopted therefor) in excess of the amount received from any such insurance policies has been expended or provided by Lessee for such repairing, rebuilding, restoring or replacing, and that the amount received from such insurance


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policies is sufficient to complete such work.  In the event there is any amount required in excess of the amount received from such insurance policies, Lessee shall deposit such excess funds with Lessor so that the total amount available will be sufficient to complete such repairing, rebuilding, restoring or replacing in accordance with the provisions of any mortgage and any plans and specifications submitted in connection therewith, free from any liens or encumbrances of any kind whatsoever and the funds held by Lessor shall be disbursed only upon the presentment of architect's or general contractor's certificates, waivers of lien, contractor's sworn statements, and other evidence of cost and payments as may be reasonably required.


                        ARTICLE X - LESSOR'S RIGHT TO PERFORM

    10.1 Should Lessee fail to perform any of its covenants herein agreed to be performed, Lessor may, but shall not be required, make such payment or perform such covenants, and all sums so expended by Lessor thereon shall immediately be payable by Lessee to Lessor, with interest thereon, at the rate of fifteen percent (15%) per annum from date thereof until paid, and in addition, Lessee shall reimburse Lessor for Lessor's reasonable expenses in enforcing or performing such covenants, including reasonable attorney's fees. Any such costs or expenses incurred or payments made by the Lessor shall be deemed to be Additional Rent payable by Lessee and collectible as such by Lessor.
    10.2 Performance of and/or payment to discharge said Lessee's obligations shall be optional with Lessor and such performance and payment shall in no way constitute a waiver of, or a limitation upon, Lessor's other rights hereunder.


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                         ARTICLE XI - REPAIRS AND MAINTENANCE

    11.1 Throughout the term of this Lease, Lessee, at its sole cost and expense, will keep and maintain, or cause to be kept and maintained, the Demised Premises (including the grounds, sidewalks and curbs abutting the same) and the Personal Property in good order and condition without waste and in a suitable state of repair at least comparable to that which existed immediately prior to the Commencement Date (ordinary wear and tear excepted), and will make or cause to be made, as and when the same shall become necessary, all structural and nonstructural, exterior and interior, replacing, repairing and restoring necessary to that end. All replacing, repairing and restoring required of Lessee shall be (in the reasonable opinion of Lessor) of first class quality at least equal to the original work and shall be in compliance with all standards and requirements of law, licenses and municipal ordinances necessary to operate the Demised Premises as a skilled and/or intermediate care nursing home. Any items of Personal Property that are uneconomical to repair shall be replaced by new items of like kind and all replacement items shall become part of the Personal Property. No items of Personal Property shall be removed from the Demised Premises except in connection with repair or replacement such items.

    11.2 In the event that any part of the improvements located on the Demised Premises or the Personal Property shall be damaged or destroyed by fire or other casualty (any such event being called a "Casualty"), Lessee shall, promptly replace, repair and restore the same as nearly as possible to the condition it was in immediately prior to such Casualty, in accordance with all of the terms, covenants and conditions and other requirements of this Lease and any mortgage applicable in the event of such Casualty. The Demised Presmises and the Personal Property shall be so replaced, repaired and restored as to be of at least equal value and


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substantially the same character as prior to such Casualty.  If the estimated cost of any such restoring, replacing or repairing is Fifty Thousand Dollars ($50,000) or more, the plans and specifications for same shall be first submitted to and approved in writing by Lessor, which approval shall not be unreasonably withheld, and Lessee shall immediately select an independent architect, approved by Lessor who shall be in charge of such repairing, restoring or replacing. Lessee covenants that it will give to Lessor prompt written notice of any Casualty affecting the Demised Premises in excess of Fifty Thousand Dollars ($50,000). Provided that Lessee is not in default under the Lease, Lessee shall have the right, at any time and from time to time, to remove and dispose of any Personal Property which may have become obsolete or unfit for use, or which is no longer useful in the operation of the Demised Premises, provided Lessee promptly replaces any such Personal Property so removed or disposed of with other personal property free of any security interest, lien or encumbrance. Said personal property shall be of the same character and least equal usefulness and quality to any such Personal Property so removed or disposed of and such replacement property shall automatically become the property of and shall belong to the Lessor, and Lessee shall execute such bills of sale or other documents reasonably requested by Lessor to vest the ownership of such personal property in Lessor.

                       ARTICLE XII - ALTERATIONS AND DEMOLITION

    12.1 Lessee will not remove or demolish any improvement or building which is part of the Demised Premises or any portion thereof or allow it to be removed or demolished, without the prior written consent of the Lessor. Subject to the terms of any mortgage secured by the Demised Premises, Lessee agrees that it will not make, authorize or permit to be made any changes or


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alterations in or to the Demised Premises in excess of $5,000.00 without first obtaining the Lessor's written consent thereto. All alterations, improvements and additions to the Demised Premises shall be in quality and class at least equal to the original work and shall become the property of the Lessor and shall meet all building and fire codes, and all other applicable codes, rules, regulations, laws and ordinances.

                  ARTICLE XIII - COMPLIANCE WITH LAWS AND ORDINANCES

    13.1 Throughout the term of this Lease, Lessee, at its sole cost and expense, will obey, observe and promptly comply with all present and future laws, ordinances, orders, rules, regulations and requirements of any federal, state and municipal governmental agency or authority having jurisdiction over the Demised Premises and the operation thereof as a skilled and/or intermediate care nursing home, which may be applicable to the Personal Property and the nursing home and the Demised Premises and including, but not limited to, the sidewalks, alleyways, passageways, vacant land, parking spaces, curb cuts, curbs adjoining the Demised Premises, whether or not such law, ordinance, order, rules, regulation or requirement shall necessitate structural changes or improvements.

    13.2 Lessee shall likewise observe and comply with the requirements of all policies of public liability and fire insurance and all other policies of insurance at any time in force with respect to the Demised Premises.

    13.3 Lessee shall promptly apply for and procure and keep in good standing and in full force and effect all necessary licenses, permits and certifications required by any governmental authority for the purpose of maintaining and operating on the Demised Premises a skilled and/or intermediate care nursing home


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which at all times shall be qualified to participate in the Medicaid reimbursement program.

    13.4 Lessee will deliver or mail to Lessor wherever rent is then paid in form required for notices within ten (10) days of receipt thereof copies of all exit interviews, inspection reports and surveys and administrative hearing and/or court action from all state, federal and local governmental bodies regarding the Demised Premises or the nursing home operated thereon. Lessee shall notify Lessor within twenty-four (24) hours after receipt thereof of any notice from any governmental agency terminating or suspending or threatening termination or suspension, of any license or certification relating to the Demised Premises or the nursing home operated thereon.

                           ARTICLE XIV - DISCHARGE OF LIENS

    14.1 Lessee will not create or permit to be created or to remain, and Lessee will discharge, any lien, encumbrance or charge levied on account of any mechanic's, laborer's or materialman's lien or any conditional sale, security agreement or chattel mortgage, or otherwise, which might be or become a lien, encumbrance or charge upon the Demised Premises or any part thereof or the income therefrom or the Personal Property, for work or materials or personal property furnished or supplied to, or claimed to have been supplied to or at the request of Lessee.

    14.2 If any mechanic's, laborer's or materialman's lien caused or charged to Lessee shall at any time be filed against the Demised Premises or Personal Property, Lessee shall have the right to contest such lien or charge, provided, Lessee within thirty (30) days after notice of the filing thereof, will cause the same to be discharged of record or in lieu thereof to secure Lessor against said lien by deposit with Lessor of such security as may be reasonably demanded by Lessor to protect against such lien. If


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Lessee shall fail to cause such lien to be discharged within the period aforesaid, or to otherwise secure Lessor as aforesaid, then in addition to any other right or remedy, Lessor may, upon ten (10) days notice, but shall not be obligated to, discharge the same either by paying the amount claimed to be due or by processing the discharge of such lien by deposit or by bonding proceedings. Any amount so paid by Lessor and all costs and expenses incurred by Lessor in connection therewith, together with interest thereon at the rate of fifteen percent (15%) per annum, but not in excess of the maximum amount permitted by law, shall constitute Additional Rent payable by Lessee under this Lease and shall be paid by Lessee to Lessor on demand. Except as herein provided, nothing contained herein shall in any way empower Lessee to do or suffer any act which can, may or shall cloud or encumber Lessor's or mortgagee's interest in the Demised Premises.

                    ARTICLE XV - INSPECTION OF PREMISES BY LESSOR

    15.1 At any time, during reasonable business hours, Lessor and/or its authorized representative shall have the right to enter and inspect the Demised Premises and Personal Property.

    15.2 Lessor agrees that the person or persons upon entering and inspecting the Demised Premises and Personal Property will cause as little inconvenience to the Lessee as may reasonably be possible under the circumstances.

                              ARTICLE XVI - CONDEMNATION

    16.1 In case all or substantially all of the Demised Premises leased hereunder shall be taken or sold under the threat of such taking for any public use by act of any public authorities, then this Lease shall terminate as of the date possession is taken by the condemnor. If all or substantially all of the Leased Property shall be taken, the net proceeds of any condemnation


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award, settlement or compromise for the Leased Property taken shall be allocated between Lessor and Lessee in the proportion in which the value of Lessor's interest under this Lease plus the value of Lessor's reversionary interest in the Leased Property, both as of the date of the taking of possession bears to the value of Lessee's interest (taking into consideration its rental obligations) under this Lease as of the date of such taking; except that Lessor shall in no event receive less than the purchase price paid, by Lessor when it acquired the Leased Property. For the purposes of this paragraph "substantially all of the Demised Premises leased hereunder" shall be deemed to have been taken if upon the taking of less than the whole of the Demised Premises that portion of the Demised Premises not so taken shall not by itself be adequate for the conduct therein of Lessee's business.

           In the event of a partial condemnation the result of which shall be a reduction in the number of licensed beds on the Demised Premises, Lessee shall have the right to terminate this Lease by written notice to Lessor within thirty
(30) days following the issuance of the condemnation order or conveyance of the property, whichever is earlier. If Lessee does not elect to terminate this Lease, Lessor shall hold in trust that portion, if any, of such award, settlement or compromise which shall be allocable to consequential damage to buildings and improvements not taken, and Lessor shall pay out such portion to Lessee to reimburse Lessee for the cost of restoring the Demised Premises as a complete structural unit, as such restoration work progresses in accordance with the procedure for making insurance proceeds available for restoration, repair or rebuilding as set forth in paragraph 9.6. In the event of a partial condemnation which does not result in a termination of this Lease, the annual rent rate payable under paragraph 4.1 hereof shall not be reduced.

                             ARTICLE XVII - RENT ABSOLUTE

    17.1 The Personal Property and the Demised Premises are let and leased subject to the rights of any parties in possession thereof and the state of the title thereof as of the date the Lessor acquired title from seller, to any state of facts which an accurate survey or physical inspection thereof might show, and to all zoning regulations, restrictions, rules and ordinances, building restrictions and other laws and regulations now in effect or hereafter adopted by any governmental authority having jurisdiction thereover. Lessee has examined the Personal Property and the Demised Premises and has found the same satisfactory. Lessee acknowledges that the Personal Property and the Demised Premises are the property of Lessor and that Lessee has the leasehold rights as set forth in the terms and conditions of this Lease.

           As a material inducement to Lessor in the making of and entry into this Lease, Lessee hereby expressly agrees as follows:

           (a) It is the responsibility of the Lessee to be fully acquainted with the nature, in all respects, of the Demised Premises, including (but not by way of limitation); the soil and geology thereof, the waters thereof and thereunder; the drainage thereof; the manner of construction and the condition and state of repair and lack of repair of all improvements of every nature; the nature, provisions and effect of all health, fire, zoning, building, subdivision and all other use and occupancy laws, ordinances, and regulations applicable thereto; and the nature and extent of the rights of others with respect thereto, whether by way of reversion, easement, right of way, prescription, adverse possession, profit, servitude, lease, tenancy, lien, encumbrance, license, contract, reservation, condition, right of re-entry, possibility of reverter, sufferance or otherwise. Lessor makes no representation as to, and has no duty to be informed with respect to, any of the matters set forth in the preceeding sentence. Lessee hereby accepts the Demised Premises as suitable and adequate in all respects for the conduct of the business and the uses of the Demised Premises contemplated under the provisions of the Lease.

           (b) Lessee expressly covenants and agrees that it hereby takes this Lease and the leasehold estate hereby established upon and subject to Lessor's title as it was acquired from seller, including all rights, rights of way, easements, profits, servitudes, reservations, restrictions, conditions, exceptions, reversions, possibilities of reverter, liens, encumbrances, occupancies, tenancies, licenses, clouds, claims and defects, known and unknown and whether of record or not. In the event of any defect in Lessor's title to the Demised Premises which shall require that Lessee vacate the Demised Premises, then in such event Lessee shall have the right, upon 30 days prior written notice to Lessor, to terminate this Lease.

           (c) Lessee hereby expressly waives any and all rights which it might otherwise have against Lessor by reason of any of the foregoing, including (but not limited to) the requirements of any inspection or examination by Lessee of the Demised Premises.

           This Lease shall continue in full force and effect, and the obligations of Lessee hereunder shall not be released, discharged or otherwise affected, by reason of: (i) any damage to or destruction of the Demised Premises or any part thereof or the taking of the Demised Premises or any part thereof by condemnation, requisition or otherwise for any reason, (ii) any restriction or prevention of or interference with any use of the Demised Premises or any part thereof, including any restriction or interference with or circumstance which prevents the use of the Demised Premises as contemplated by paragraph 8.1, (iii) any frustration of Lessee's purposes hereunder, (iv) any claim which Lessee has or might have against Lessor, or (v) any other occurrence whatsoever, whether similar or dissimilar to the foregoing.

                      ARTICLE XVIII - ASSIGNMENT AND SUBLETTING

    18.1 During the term of the Lease, Lessee shall not assign this Lease or in any manner whatsoever sublet, assign or transfer all or any part of the Demised Premises or in any manner whatsoever transfer or assign an interest in the Demised Premises or any interest in the Lessee or sell or assign a majority of the outstanding shares in Lessee without the prior written consent of the Lessor. Any violation or breach or attempted violation or breach of the provisions of this Article by Lessee, or any acts inconsistent herewith shall vest no right, title or interest herein or hereunder or in the Demised Premises, in any such transferee or assignee; and Lessor may, at its exclusive option, terminate this Lease and invoke the provisions of this Lease relating to default.

                            ARTICLE XIX - ACTS OF DEFAULT
    19.1 The following acts or events shall be deemed to be an Event of Default (herein an "Event of Default") on the part of the Lessee:

           (1) The failure of Lessee to pay when due any rental payment, or any part thereof, or any other sum or sums of money due or payable to the Lessor under the provisions of this Lease, when such failure shall continue for a period of ten (10) days;

           (2) The failure of Lessee to perform, or the violation by Lessee of, any of the covenants, terms, conditions or provisions of this Lease, if such failure or violation shall not be cured within thirty (30) days after notice by Lessor to Lessee;

           (3) The removal by any local, state or federal agency having jurisdiction over the operation of the nursing home located on the Demised Premises of fifty percent (50%) or more of the patients located in the nursing home;

           (4) The failure of Lessee to comply, or the violation by Lessee of, any of the terms, conditions or provisions of any mortgage relating to the Demised Premises, if such failure or violation shall not be cured within twenty
(20) days (or such lesser period as may be provided in the mortgage) after notice thereof by Lessor to Lessee;

           (5) The voluntary transfer by Lessee of 10 or more patients located in the nursing home and such transfer is not for reason relating to the health and well being of the patients that were transferred;

           (6) The failure of Lessee to replace, within thirty (30) days after notice by Lessor to Lessee, a substantial portion of the Personal Property previously removed by Lessee;

           (7) The making by Lessee of an assignment for the benefit of creditors;

           (8) The levying of a writ of execution or attachment on or against the property of Lessee which is not discharged or stayed by action of Lessee contesting same, within thirty (30) days after such levy or attachment (provided if the stay is vacated or ended, this paragraph shall again apply);

           (9) If proceedings are instituted in a court of competent jurisdiction for the reorganization, liquidation or involuntary dissolution of the Lessee or for its adjudication as a bankrupt or insolvent, or for the appointment of a receiver of the property of Lessee, and said proceedings are not dismissed and any receiver, trustee or liquidator appointed therein is not discharged within thirty (30) days after the institution of said proceedings;

           (10) The sale of the interest of Lessee in the Demised Premises under execution or other legal process;

           (11) The failure of Lessee to give notice to Lessor not later than ten (10) days after receipt by Lessee of any notice, claim or demand from any governmental authority, or any officer acting on behalf thereof, of any violation of any law, order, ordinance, rule or regulation with respect to the operation of the nursing home located on the Demised Premises;

           (12) The failure on the part of Lessee during the term of this Lease to cure or abate any violation claimed by any governmental authority, or any officer acting on behalf thereof, of any law, order, ordinance, rule or regulation pertaining to the operation of the nursing home located on Demised Premises, and within the time permitted by such authority for such cure or abatement;

           (13) The institution of any proceedings against Lessee by any governmental authority either (i) to revoke any license granted to Lessee for the operation of a skilled and/or intermediate care nursing home within the Demised Premises or (ii) decertify the nursing home operated in the Demised Premises from participation in the Medicaid reimbursement program;

           (14)    The abandonment of the Demised Premises by Lessee.

                            ARTICLE XX - RIGHT TO CONTEST

    20.1 Lessee shall have the right upon written notice thereof to the Lessor, to contest by appropriate legal proceedings, diligently conducted in good faith, the validity or application of any law, regulation or rule mentioned herein, and to delay compliance therewith pending the prosecution of such proceedings; provided, however, that no civil or criminal liability would thereby be incurred by Lessor and no lien or charge would thereby be imposed upon or satisfied out of the Demised Premises and further provided that the effectiveness and good standing of any license, certificate or permit affecting the Demised Premises or the nursing home operated thereon would continue in full force and effect during the period of such contest.

                     ARTICLE XXI - LESSOR'S REMEDIES UPON DEFAULT

    21.1 In the event of any Event of Default on the part of Lessee, Lessor may, if it so elects, upon ten (10) days prior written notice to Lessee of such election, and with or without any demand whatsoever upon Lessee, forthwith terminate this Lease and Lessee's right to possession of the Demised Premises, or, at the option of the Lessor, terminate Lessee's right to possession of the Demised Premises without terminating this Lease. Upon any such termination of this Lease, or upon any such termination of Lessee's right to possession without termination of this Lease, Lessee shall vacate the Demised Premises immediately, and shall quietly and peaceably deliver possession thereof to the Lessor, and Lessee hereby grants to the Lessor full and free license to enter into and upon the Demised Premises in such event with or without process of law and to repossess the Demised Premises and Personal Property as the Lessor's former estate. In the event of any such termination of this Lease, the Lessor shall again have possession and enjoyment of the Demised Premises and Personal Property to the extent as if this Lease had not been made, and thereupon this Lease and everything herein contained on the part of Lessee to be done and performed shall cease and terminate, all, however, without prejudice to and without relinquishing the rights of the Lessor to rent (which, upon such termination of this Lease and entry of Lessor upon the Demised Premises, shall, in any event, be the right to receive rent due up to the time of such entry) or any other right given to the Lessor hereunder or by operation of law.

    21.2 In the event of any Event of Default and Lessor elects either to terminate this Lease or to terminate Lessee's right to possession of the Demised Premises, then all licenses, certifications, permits and authorizations issued by any governmental agency, body or authority in connection with or relating to the Demised Premises and the nursing home operated thereon shall be deemed as being assigned to Lessor. Lessor shall also have the right to continue to utilize the telephone number and name used by Lessee in connection with the operation of the nursing home located on the Demised Premises. This Lease shall be deemed and construed as an assignment for purposes of vesting in Lessor all right, title and interest in and to (i) all licenses, certifications, permits and authorizations obtained in connection with the operation of the nursing home located on the Demised Premises and (ii) the name and telephone number used in connection with the operation of the nursing home located on the Demised Premises. Lessee hereby agrees to take such other action and execute such other documents as may be necessary in order to vest in Lessor all right, title and interest to the items specified herein.

    21.3 If Lessee abandons the Demised Premises or otherwise entitles Lessor so to elect, and the Lessor elects to terminate Lessee's right to possession only, without terminating this Lease, Lessor may, at its option, enter into the Demised Premises, remove Lessee's signs and other evidences of tenancy and take and hold possession thereof as in the foregoing paragraph 21.1 of this Article provided, without such entry and possession terminating this Lease or releasing Lessee, in whoe or in part, from Lessee's obligation to pay the rent hereunder for the full remaining term of this Lease, and in any such case, Lessee shall pay to Lessor a sum equal to the entire amount of the rent reserved hereunder and required to be paid by Lessee up to the time of such termination of the right of possession plus any other sums then due hereunder. Upon and after entry into possession without termination of this Lease, Lessor may attempt to relet the Demised Premises or any part thereof for the account of Lessee for such rent, or shall operate the nursing home located on the Demised Premises for such time and upon such terms as Lessor in its sole discretion shall determine. In any such case, Lessor may make repairs, alterations and additions in or to the Demised Premises, and redecorate the same to the extent deemed by Lessor desirable, and Lessee shall, upon demand, pay the cost thereof, together with Lessor's expenses of reletting. If the consideration collected by Lessor upon any such reletting is not sufficient to pay monthly the full amount of rent reserved in this Lease, together with the reasonable costs of repairs, alternations, additions, redecorating and Lessor's expenses, Lessee shall pay to the Lessor the amount of each montlhly deficiency upon demand.

    21.4 Lessee's liability to Lessor for damages for default in payment of rent or otherwise hereunder shall in all events survive the termination by Lessor of the Lease or the termination by Lessor of Lessee's right to possession only, as hereinabove provided. Upon such termination of the Lease or at any time after such termination of Lessee's right to possession, Lessor may recover from Lessee and Lessee shall pay to Lessor as liquidated and final damages, whether or not Lessor shall have collected any current monthly deficiencies under the foregoing paragraph, and in lieu of such current deficiencies after the date of demand for such final damages, the amount thereof found to be due by a Court of Competent Jurisidiction, which amount thus found may be equal to:

           (a) the remainder, if any, of rent and charges due from Lessee for the period up to and including the date of the termination of the Lease or Lessee's right to possession; and

           (b) the amount of any current monthly deficiencies accruing and unpaid by Lessee up to and including the date of Lessor's demand for final damages hereunder; and

           (c)     the excess, if any, of

           (i) the present value, discounted at the rate of 10% per annum of the rent reserved for what would have been the remainder of the term of this Lease together with charges to be paid by Lessee under the Lease;

           (ii) the present value, discounted at the rate of 10% per annum of the ten fair rental value of the Demised Premises and the Personal Property.

           If any statute or rule governing a proceeding in which such liquidated final damages are to be proved shall validly limit the amount thereof to an amount less than the amount above agreed upon, Lessor shall be entitled to the maximum amount allowable under such statute or rule of law.

    21.5 Except for default by Lessee in the payment of rent or any additional payment requried hereunder, in any case where Lessor shall have given to Lessee a written notice specifying a situation which, as hereinbefore provided, must be remedied by Lessee within a certain time period, and, if for causes beyond Lessee's control, it would not reasonably be possible for Lessee to remedy such situation within such period, then, provided Lessee, immediately upon receipt of such notice, shall advise Lessor in writing of Lessee's intention to institute, and shall, as soon as reasonably possible thereafter, duly institute, and thereafter diligently prosecute to completion, all steps necessary to remedy such situation and shall remedy the same, and provided that any license or certification necessary for the operation of the Demised Premises, as a skilled and/or intermediate care nursing home is not affected thereby, this Lease and the term and estate hereby granted shall not expire and terminate at the expiration of such time period as otherwise hereinbefore provided.


                          ARTICLE XXII - LIABILITY OF LESSOR

    22.1 It is expressly agreed by the parties that in no case shall Lessor be lliable, under any express or implied covenant, agreement or provisions of this Lease, for any damages whatsoever to Lessee beyond the loss of rent reserved in this Lease, accruing after or upon any act of breach hereunder on the part of Lessor and for which damages may be sought to be recovered against Lessor. Anything to the contrary notwithstanding, under no circumstances shall any personal liability attach to or be imposed upon Lessor or any partner of Lessor.

                  ARTICLE XXIII - CUMULATIVE REMEDIES OF LESSOR

    23.1 The specific remedies to which Lessor may resort under the terms of this Lease are cumulative and are not intended to be exclusive of any other remedies or means of redress to which Lessor may be lawfully entitled in case of any breach of threatened breach by Lessee of any provision or provisions of this Lease. The failure of Lessor to insist, in any one or more cases, upon the strict performance of any of the terms, covenants, conditions, provisions or agreements of this Lease, or to exercise any option herein contained, shall not be construed as a waiver or relinquishment for the future of any such term, covenant, condition, provisions, agreement or option.

                           ARTICLE XXIV - SECURITY FOR RENT

    24.1 Lessor shall have a first lien paramount to all others except any mortgagee on every right and interest of Lessee in and to this Lease, and on any furnishings, equipment, fixtures, accounts receivable or other property of any kind belonging to Lessee. Such lien is granted for the purpose of securing the payments of rents, charges, penalties, and damages herein covenanted to be paid by Lessee, and for the purpose of securing the performance of all of Lessee's obligations under this Lease. Such lien shall be in addition to all rights to Lessor given and provided by law. This Lease shall constitute a security agreement under the Uniform Commercial Code granting Lessor a security interest in any furnishings, equipment, fixtures, account receivable or other personal property of any kind belonging to Lessee.

                            ARTICLE XXV - INDEMNIFICATION

    25.1 To the extent insurance proceeds do not cover same, Lessee agrees to protect, indemnify and save harmless the Lessor from and against any and all claims, demands, and causes of action of any nature whatsover for injury to or death of persons or loss of or damage to property, occurring on the Demised Premises or any adjoining sidewalks, streets or ways, or in any manner growing out of or connected with the use and occupation of the Demised Premises or the condition thereof, or the use of any existing or future sewer system, or the use of any adjoining sidewalks, streets or ways during the term of this Lease, and Lessee further agrees to pay any reasonable attorneys' fees and expenses incident to the defense by Lessor of any such claims, demands or causes of action.

                       ARTICLE XXVI - SUBORDINATION PROVISIONS
    26.1 This Lease (and Lessee's interest in the Demised Premises and Personal Property) shall be subject and subordinate to any mortgage to any lender which may now or hereinafter affect the Demised Premises and/or personal Property, and to all renewals, modifications, consolidations, replacements and executions thereof, provided that any such renewals, modifications, consolidations and extensions do not require monthly payments thereon of principal and interest, in excess of the monthly rental payment from time to time required hereunder. In the event Lessor shall replace the financing currently encumbering the Demised Premises with replacement financing, Lessor shall inform Lessee of the terms and conditions of the replacement financing and Lessee shall have the opportunity to review the terms and conditions thereof. Lessee agrees to execute and deliver upon demand such further instruments subordinating this Lease to any such liens or encumbrances as shall be desired by Lessor.

                          ARTICLE XXVII - LESSEE'S FAITHFUL
                               COMPLIANCE WITH MORTGAGE

    27.1 Anything in this Lease contained to the contrary notwithstanding, lessee shall at all times and in all respects fully, timely and faithfully comply with and observe each and all of the conditions, covenants, and provisions required on the part of the Lessor under any mortgage (and to any renewals, modifications, extensions, replacements and/or consolidations thereof) to which this Lease is subordinate or to which it later may become subordinate, including, without limitation, such conditions, covenants and provisions thereof as relate to the care, maintenance, repair, insurance, restoration, preservation and condemnation of the Demised Premises, notwithstanding that such conditions, covenants and provisions may require compliance and observance to a standard or degree in excess of that required by the provisions of this Lease, or may require performance not required by the provisions of this Lease, and shall not do or permit to be done anything which would constitute a breach of or default under any obligation of the Lessor under any mortgage, it being the intention hereof that Lessee shall so comply with and observe each and all of such covenants, conditions and provisions of any mortgage affecting the Demised Premises so that they will at all times be in good standing and there will not be any default on the part of the Lessor thereunder. However, nothing in this Article contained shall be construed to obligate Lessee to pay any part of the principal or interest secured by any mortgage, except as may otherwise be provided in this Lease.

                          ARTICLE XXVIII - MORTGAGE RESERVES

    28.1 Any tax, insurance or other reserve required by the holder of any mortgage against the Demised Premises during the term of this Lease shall be paid by the Lessee to Lessor.

                          ARTICLE XXIX - LESSEE'S ATTORNMENT

    29.1 Lessee covenants and agrees that, if by reason of a default upon the part of the Lessor herein in the performance of any of the terms and conditions of any mortgage, and the estate of the Lessor thereunder are terminated by summary dispossession proceedings or otherwise, Lessee will attorn to the then holder of such mortgage or the purchaser in such foreclosure proceedings, as the case may be, and will recognize such holder of the mortgage or such purchaser as the Lessor under this Lease. Lessee covenants and agrees to execute and deliver, at any time and from time to time, upon the request of Lessor or of the holder of such mortgage or the purchaser in foreclosure proceedings, any instrument which may be necessary or appropriate to evidence such attornment. Lessee further waives the provisions of any statute or rule of law now or hereafter in effect which may terminate this Lease or give or purport to give Lessee any right of election to terminate this Lease or to surrender possession of the Demised Premises in the event any such proceedings are brought against the Lessor under such Mortgage or the holder of any such Mortgage, and agrees that this Lease shall not be affected in any way whatsoever by any such proceedings.

    29.2 If Lessor shall default in the performance of any of the terms, provisions, covenants or conditions under any mortgage, or fails to pay the amounts due thereunder when due, then immediately upon notice of such default or failure on the part of Lessor, Lessee shall have the right to cure such defaults, and to make such payments as are due from Lessor, directly to the holder of the mortgage, as the case may be, and to the extent such payments are accepted by the holder of the mortgage, to deduct the amounts expended by Lessee to cure such defaults from the next succeeding rental payment or payments due under this Lease, and such deductions shall not constitute a default under this Lease.

                     ARTICLE XXX - REPRESENTATIONS AND WARRANTIES

    30.1   Lessee represents, warrants and covenants to Lessor as follows:

    (a) Lessee has full right and power to enter into, or perform its obligations under this Lease and has taken all requisite action to authorize the execution, delivery and performance of this Lease.

                           ARTICLE XXXI - SECURITY DEPOSIT

    31.1 As additional security for the faithful and prompt performance of its obligations hereunder, Lessee, on the Commencement Date, shall deposit with Lessor, a security deposit in the amount of Seventy Thousand Dollars ($70,000.00) which shall guarantee all obligations, including payment by Lessee of all amounts due under this Lease. Said security deposit may be applied by Lessor for the purpose of curing any default or defaults of Lessee hereunder, in which event Lessee shall replenish said deposit in full by promptly paying to Lessor the amount so applied.


                          ARTICLE XXXII - OPTION TO PURCHASE

    32.1 Lessor hereby grants to Lessee an option to purchase (hereinafter called the "Purchase Option") the Demised Premises and Personal Property for a purchase price of Four Million Seven Hundred Thousand Dollars ($4,700,000) payable in cash at closing. Lessee shall exercise the Purchase Option by giving written notice (hereinafter called the "Exercise Notice") to Lessor between the 85th and 91st month of the Lease term. The Exercise Notice shall specify a closing date for completion of the purchase and sale and said closing date shall be no later than the last day of the 91st month of the lease term.
Simultaneous with the delivery of the Exercise Notice, Lessee shall deposit with Lessor, as an earnest money deposit in connection with the purchase and sale pursuant to the Purchase Option, the sum of Two Hundred Thirty-Five Thousand Dollars ($235,000.00). Lessee shall have the right to assume any mortgage financing encumbering the Demised Premises and Personal Property on the closing date, provided however that Lessor and any partners of affiliates of Lessor are released for all liability and obligation with respect to any financing assumed by Lessee.

                        ARTICLE XXXIII - FINANCIAL STATEMENTS

    33.1 Within 120 days after the end of each of its fiscal years, Lessee shall furnish to Lessor full and complete financial statements of the operations of the Demised Premises and nursing home operated thereon for such annual fiscal period which shall be prepared by a Certified Public Accountant reasonably approved by Lessor, which approval shall not be unreasonably withheld, and which shall contain a statement of capital changes, balance sheet and detailed income and expense statement (collectively called "Financial Statements") as of the end of the fiscal year. In addition, Lessee shall furnish Lessor, within 10 days following filing, a copy of its federal income tax return for the preceding year. Each such statement shall be certified as being true and correct by an officer of Lessee.

    33.2 Within thirty (30) days after each calendar quarter, Lessee shall furnish to Lessor copies of all Financial Statements for the Demised Premises received by Lessee for the preceding calendar quarter.

    33.3 At all times, Lessee shall keep and maintain full and correct records and books of account of the operations of Lessee in the Demised Premises and records and books of account of the entire business operations of Lessee in accordance with sound accounting practices. Upon request by Lessor, Lessee shall make available for inspection by Lessor or its designee, during reasonable business hours, the said records and books of account covering the entire business operations of Lessee on the Demised Premises.

                             ARTICLE XXXIV - MISCELLANEOUS
    34.1 Lessee, upon paying the fixed rental, Additional Rent and all other charges herein provided, and for observing and keeping the covenants, agreements, terms and conditions of this Lease on its part to be performed, shall lawfully and quietly hold, occupy and enjoy the Demised Premises during the term of this Lease, and subject to its terms, without hinderance by Lessor or by any other person or persons claiming under Lessor.

    34.2 All payments to be made by the Lessee hereunder, whether or not designated as Additional Rent, shall be deemed Additional Rent, so that in default of payment when due, the

Lessor shall be entitled to all of the remedies available at law or equity, or under this Lease, for the nonpayment of rent.

    34.3 It is understood and agreed that the granting of any consent by Lessor to Lessee to perform any act of Lessee requiring Lessor's consent under the terms of this Lease, or the failure on the part of Lessor to object to any such action taken by Lessee without Lessor's consent, shall not be deemed a waiver by Lessor of its rights to require such consent for any further similar act by Lessee, and Lessee hereby expressly covenants and warrants that as to all matters requiring Lessor's consent under the terms of this Lease, Lessee shall secure such consent for each and every happening of the event requiring such consent, and shall not claim any waiver on the part of Lessor of the requirement to secure such consent.

    34.4 Lessee represents that it did not deal with any broker in connection with this Lease, and hereby indemnifies Lessor against the claims or demands of any broker claimed through a relationship with Lessee.

    34.5 If an action shall be brought to recover any rental under this Lease, or for or on account of any breach of or to enforce or interpret any of the terms, covenants or conditions of this Lease, or for the recovery of possession of the Demised Premises, the prevailing party shall be entitled to recover from the other party, as part of prevailing party's costs, reasonable attorney's fees, the amount of which shall be fixed by the court and shall be made a part of any judgment rendered.

    34.6 Should Lessee hold possession hereunder after the expiration of the term of this Lease with the consent of Lessor, Lessee shall become a tenant on a month-to-month basis upon all the terms, covenants and conditions herein specified, excepting however that Lessee shall pay Lessor a monthly rental, for the period of such month-to-month tenancy, in an amount equal to twice the last rental specified.

    34.7 All notices, demands or requests which may or are required to be given by either party to the other shall be in writing and shall be sent by United States certified mail, return receipt requested, addressed to the other party hereto at the address set forth below:


              If to Lessor:
                   Skyview Associates
                   c/o Harvey Angell
                   55 W. Monroe, #1690
                   Chicago, IL  60603


              with copies to:
                   Albert Milstein
                   Winston & Strawn
                   One First National Plaza, Suite 5000
                   Chicago, Illinois  60603

              If to Lessee:
                   Don Bybee
                   P.O. Box 3548
                   Salem, Oregon  97302

                   A. Keith Holloway
                   National Heritage, Inc.
                   2465 Overland Road, Suite D
                   Boise, Idaho  83705

or if written notification of a change of address has been sent, to such other party and/or to such other address as may be designated in that written notification.

    34.8 Upon demand by either party, Lessor and Lessee agree to execute and deliver a short form lease in recordable form so that the same may be recorded by either party.

    34.9 Each party agrees that any time, and from time to time, upon not less than ten (10) days prior written request from the other party, to execute, acknowledge and deliver to the other party a statement in writing, certifying that this Lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified, and stating the modifications), the dates to which the rent has been paid, the amount of the Additional Rent held by Lessor, and whether the Lease is then in default or whether any events have occurred which, with the giving of notice or the passage of time, or both, could constitute a default hereunder, it being intended that any such statement delivered pursuant to this paragraph may be relied upon by any prospective assignee, mortgagee or purchaser of the fee interest in the Demised Premises or of this Lease.

    34.10 All of the provisions of this Lease shall be deemed and construed to be "conditions" and "covenants" as though the words specifically expressing or importing covenants and conditions were used in each separate provision hereof.

    34.11 Any reference herein to the termination of this Lease shall be deemed to include any termination thereof by expiration, or pursuant to Articles referring to earlier termination.

    34.12 The headings and titles in this Lease are inserted only as a matter of convenience and for reference and in no way define, limit or describe the scope or intent of this Lease, nor in any way affect this Lease.

    34.13 This Lease contains the entire agreement between the parties and any executory agreement hereafter made shall be ineffective to change, modify or discharge it in whole or in part unless such executory agreement is in writing and signed by the party against whom enforcement of the change, modification or discharge is sought. This Lease cannot be changed orally or terminated orally.

    34.14 Except as otherwise herein expressly provided, the covenants, conditions and agreements in this Lease shall bind and inure to the benefit of the Lessor and Lessee and their respective successors and assigns.

    34.15 All nouns and pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural as the identity of the person or persons, firm or firms, corporation or corporations, entity or entities or any other thing or things may require.

    34.16 If any term or provision of this Lease shall to any extent be held invalid or unenforceable, the remaining terms and provisions of this Lease shall not be affected thereby, but each term and provision shall be valid and be enforced to the fullest extent permitted by Law.

    34.17 Lessee agrees at any time and from time to time upon not less than ten (10) days' prior notice by Lessor or any mortgagee to execute, acknowledge and deliver to Lessor or such mortgagee, as the case may be, a statement in writing certifying that this Lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified and stating the modifications) and the dates to which the net rental, Taxes and Assessments and other charges have been paid in advance, if any, and stating whether or not to the best knowledge of the signer of such certificate Lessee or Lessor is in default in performance of any covenant, agreement or condition contained in this Lease and, if so, specifying each such default of which the signer may have knowledge.

    34.18 In the event of any conveyance or other divestiture of title to the Leased Property the grantor or the person who is divested of title shall be entirely freed and relieved of all covenants and obligations thereafter accruing hereunder, and the grantee or the person who otherwise succeeds to title shall be deemed to have assumed the covenants and obligations of Lessor thereafter accruing hereunder and shall then be the Lessor under this Lease. Notwithstanding anything to the contrary provided in this Lease, if Lessor or any successor in interest of Lessor shall be an individual, partnership, corporation, trust, tenant in common or mortgagee, there shall be absolutely no personal or corporate liability on the part of such Lessor or any individual or member of Lessor or any stockholder, director, officer, employee, partner or trustee of Lessor with respect to the terms, covenants or conditions of this Lease, and Lessee shall look solely to the interest of Lessor in the Leased Property for the satisfaction of each and every remedy which Lessee may have for the breach of this Lease; such exculpation from personal or corporate liability to be absolute and without any exception, whatsoever.

    IN WITNESS WHEREOF, the parties hereto have caused this Lease to be signed by persons authorized so to do on behalf of each of them respectively the day and year just above written.


                             LESSOR:
                             SKYVIEW ASSOCIATES


                             By: /s/ Harvey Angell
                                ----------------------------------------
                             General Partner


                             LESSEE:


                               /s/ Don Bybee
                             -------------------------------------------
                             Don Bybee



                               /s/ Keith Holloway
                             -------------------------------------------
                             A. Keith Holloway